Exhibit 99.1
Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
                                                          [MICREL LOGO]

PRESS RELEASE

        MICREL REPORTS FOURTH QUARTER AND FISCAL 2007 FINANCIAL RESULTS
 * Fourth quarter revenues of $64.6 million
 * Fourth quarter GAAP earnings per diluted share of $0.11; Non-GAAP earnings per diluted share of $0.12
 * 2007 fiscal year revenues of $258.0 million
 * 2007 fiscal year gross margin 57%, equaling the second highest in Company history
 * 2007 fiscal year GAAP earnings per diluted share of $0.57, the second highest in Company history; Non-GAAP earnings per diluted share of $0.51
 * Micrel released 82 new products in 2007, establishing a new Company record

   San Jose, CA, January 31, 2008 - Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the fourth quarter and fiscal year ending December 31, 2007.

   Revenues for the fourth quarter totaled $64.6 million, compared to $65.2 million for the third quarter and $64.5 million posted in the year-ago period. Fourth quarter GAAP net income was $8.4 million, or $0.11 per diluted share. This compares with third quarter 2007 GAAP net income of $9.4 million, or $0.12 per diluted share, and GAAP net income of $8.8 million, or $0.11 per diluted share, in the year ago period.

   Fourth quarter 2007 non-GAAP net income was $9.4 million or $0.12 per diluted share. This compares to non-GAAP net income of $10.5 million, or $0.14 per diluted share in the previous quarter and $10.2 million, or $0.13 per diluted share in the fourth quarter of 2006. Non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income and expense items, restructuring expenses, other income related to litigation settlements and their related tax effects. A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.

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MICREL ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS
January 31, 2008
Page 2

   For the year ended December 31, 2007, revenues were $258.0 million, compared with $276.3 million in 2006. GAAP net income for fiscal 2007 increased 15.8% to $44.4 million, or $0.57 per diluted share, compared with GAAP net income of $38.3 million, or $0.46 per diluted share in 2006. GAAP net income in 2007 was the second highest annual result in the Company's history. Included in 2007 net income was a $15.5 million pre-tax gain associated with a first quarter legal settlement, which after income taxes, is equivalent to $0.13 per diluted share. Non-GAAP net income in 2007 was $39.5 million, or $0.51 per diluted share, compared with non-GAAP net income of $45.3 million, or $0.55 per diluted share in 2006. Micrel's 2007 gross margin of 57% matched the second highest level in the Company's history.

   "Micrel's solid 2007 earnings and strong cash flows from operations continued to bolster the Company's financial strength throughout the year," stated Ray Zinn, president and CEO of Micrel. "Momentum generated from recent design wins coupled with a broad array of new products released during 2007 gives Micrel a strong platform to generate growth in revenues and net income going forward. Solid cash flows from operations of $67.8 million during 2007 enabled the repurchase of 5.5 million shares of common stock and the commencement of a dividend payment to shareholders, representing our confidence in the Company's operating performance and commitment to enhancing shareholder value."

   Outlook
   -------
   Fourth quarter bookings were below third quarter levels resulting in a book-to-bill ratio of less than one. Order lead times remain very short, further limiting visibility into end demand and making it difficult to predict future revenues. A relatively high proportion of revenue must still be booked and shipped within the quarter to OEM customers, or resold through the Company's distributors. For the first quarter of 2008, the Company estimates revenues will be lower by 1% to 4% compared to the fourth quarter, and GAAP earnings per diluted share will be approximately $0.10.

   Zinn concluded, "Evidence of a slowing U.S. economy has increased the investment community's concerns about the business outlook for the semiconductor industry. In addition, the first quarter is typically a seasonally weak quarter for the semiconductor industry. However, we are encouraged by the relatively normal booking levels we have experienced in January, and to-date, we have seen no significant change in our customer's order patterns."

   Dividend
   --------
   The Company announced today that Micrel's Board of Directors has authorized a quarterly dividend payment of $0.03 per share of common stock. The payment will be made on February 26, 2008 to shareholders of record as of February 11, 2008.

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MICREL ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS
January 31, 2008
Page 3

   Conference Call
   ---------------
   The Company will host a conference call at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) on January 31, 2008. Chief Executive Officer Raymond Zinn and Chief Financial Officer Richard Crowley will present an overview of the 2007 fourth quarter and full year financial results, discuss current business conditions and then respond to questions.

   The call is available, live, to any interested party on a listen only basis by dialing (866) 321-6651. For international callers, please dial
(416) 642-5212. Interested callers should dial in at least five minutes before the scheduled start time and ask to be connected to the Micrel, Incorporated Conference Call. A live webcast will also be available through www.vcall.com. An audio replay of the conference call will be available through February 6, 2008, by dialing (719) 457-0820 or (888) 203-1112 and entering access code number 5478741. The webcast replay will also be available on the Company's website at: www.micrel.com.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

   This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, net income, earnings per share, customer demand, booking levels, turns-fill requirements, new products, design wins and customer order patterns; expectations regarding repurchase of the Company's common stock and payment of future dividends, and the nature of macro-economic and industry trends. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements; the global economic situation; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; the timely and

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MICREL ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS
January 31, 2008
Page 4


successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel's common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time
to time; and Micrel's operating cash flow.   For further discussion of these
risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and the Company's Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007.
All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

   Non-GAAP Reporting
   ------------------

   The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company's future operating results. The Company's management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation. In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share. These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income and expense items, restructuring expenses, other income related to litigation settlements and their related tax effects. Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company's on-going operating performance after exclusion of these items. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

   Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented in accordance with GAAP. It should also be noted that Micrel's non-GAAP information may be different from the non-GAAP information provided by other companies.

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MICREL ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS
January 31, 2008
Page 5

   About Micrel
   ------------

   Micrel Inc., is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets. The Company's products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and sales representatives worldwide.

   For further information, contact Richard Crowley at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800; or visit the Company's website at: http://www.micrel.com.

                          -Financial Tables to Follow-

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MICREL ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS
January 31, 2008
Page 6

                                                  MICREL, INCORPORATED
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (In thousands, except per share amounts)
                                                      (Unaudited)

                                                                Three Months Ended              Twelve Months Ended
                                                       ------------------------------------   -----------------------
                                                       December 31, September, December 31,        December 31,
                                                       -----------------------------------      ---------------------
                                                           2007        2007        2006           2007        2006
                                                       ---------    ---------    ---------      ---------   ---------
Net revenues                                           $  64,569    $  65,191    $  64,482      $ 257,974   $ 276,307
Cost of revenues(1)                                       28,512       27,698       27,555        110,630     116,201
                                                       ---------    ---------    ---------      ---------   ---------
Gross profit                                              36,057       37,493       36,927        147,344     160,106
                                                       ---------    ---------    ---------      ---------   ---------
Operating expenses:
  Research and development(1)                             13,400       13,680       12,813         54,523      52,074
  Selling, general and administrative(1)                  10,917       10,871       11,485         45,040      49,016
  Other operating expense (income)                            -            -            53             86         966
  Restructuring expense                                       28           28          168            128         269
                                                       ---------    ---------    ---------      ---------   ---------
    Total operating expenses                              24,345       24,579       24,519         99,777     102,325
                                                       ---------    ---------    ---------      ---------   ---------
Income from operations                                    11,712       12,914       12,408         47,567      57,781
Other income (expense):
  Interest Income                                          1,500        1,605        1,426          6,267       5,978
  Interest Expense                                           (10)         (11)        (146)           (93)       (634)
  Other income                                                10           10            8         15,543          59
                                                       ---------    ---------    ---------      ---------   ---------
    Total other income                                     1,500        1,604        1,288         21,717       5,403
                                                       ---------    ---------    ---------      ---------   ---------
Income before income taxes                                13,212       14,518       13,696         69,284      63,184
Provision for income taxes                                 4,793        5,095        4,883         24,933      24,876
                                                       ---------    ---------    ---------      ---------   ---------
Net income                                             $   8,419    $   9,423    $   8,813      $  44,351   $  38,308
                                                       =========    =========    =========      =========   =========

Net income per share:
  Basic                                                $    0.11    $    0.12    $    0.11      $    0.58   $    0.47
                                                       =========    =========    =========      =========   =========
  Diluted                                              $    0.11    $    0.12    $    0.11      $    0.57   $    0.46
                                                       =========    =========    =========      =========   =========

Shares used in computing per share amounts:
  Basic                                                   75,248       76,964       78,372         76,918      81,550
                                                       =========    =========    =========      =========   =========
  Diluted                                                 75,432       77,971       79,476         77,908      82,842
                                                       =========    =========    =========      =========   =========

(1) Includes amortization of stock-based
  compensation as follows:
    Cost of revenues                                   $     308    $     260    $     353      $   1,156   $   1,540
    Research and development                                 452          543          497          2,130       3,341
    Selling, general and administrative                      408          564          591          2,199       3,534

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MICREL ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS
January 31, 2008
Page 7

                                                  MICREL, INCORPORATED
                                SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
                                       (In thousands, except per share amounts)
                                                      (Unaudited)

                                                                Three Months Ended              Twelve Months Ended
                                                       ------------------------------------   -----------------------
                                                       December 31, September, December 31,        December 31,
                                                       -----------------------------------      ---------------------
                                                           2007        2007        2006           2007        2006
                                                       ---------    ---------    ---------      ---------   ---------
GAAP Net income                                        $   8,419    $   9,423    $   8,813      $  44,351   $  38,308
  Adjustments to GAAP Net Income:
   Patent settlement income included in net revenues          -            -            -              -       (2,890)
   Patent settlement costs included in cost of revenues       -            -            -              -          714
   Stock-based compensation included in:
     Cost of revenues                                        308          260          353          1,156       1,540
     Research and development                                452          543          497          2,130       3,341
     Selling, general and administrative                     408          564          591          2,199       3,534
   Other operating expense (income)                           -            -            53             86         966
   Restructuring expense                                      28           28          168            128         269
   Other non-operating income - Litigation Settlement         -            -            -         (15,514)         -
   Tax effect of adjustments to GAAP income                 (202)        (288)        (299)         4,961        (457)
                                                       ---------    ---------    ---------      ---------   ---------
Total Adjustments to GAAP Net Income                         994        1,107        1,363         (4,854)      7,017
                                                       ---------    ---------    ---------      ---------   ---------
Non-GAAP income(2)                                     $   9,413    $  10,530    $  10,176      $  39,497   $  45,325
                                                       =========    =========    =========      =========   =========

Non-GAAP shares used in computing non-GAAP
 income per share (in thousands):
   Basic                                                  75,248       76,964       78,372         76,918      81,550
                                                       =========    =========    =========      =========   =========
   Diluted (1)                                            75,404       77,788       79,234         77,571      82,673
                                                       =========    =========    =========      =========   =========

GAAP income per share - Basic                          $    0.11    $    0.12    $    0.11      $    0.58   $    0.47
Total Adjustments to GAAP Net Income                   $    0.02    $    0.02    $    0.02      $   (0.07)  $    0.09
                                                       ---------    ---------    ---------      ---------   ---------
Non-GAAP income per share - Basic                      $    0.13    $    0.14    $    0.13      $    0.51   $    0.56
                                                       =========    =========    =========      =========   =========

GAAP income per share - Diluted                        $    0.11    $    0.12    $    0.11      $    0.57   $    0.46
Total Adjustments to GAAP Net Income                   $    0.01    $    0.02    $    0.02      $   (0.06)  $    0.09
                                                       ---------    ---------    ---------      ---------   ---------
Non-GAAP income per share - Diluted(2)                 $    0.12    $    0.14    $    0.13      $    0.51   $    0.55
                                                       =========    =========    =========      =========   =========

(1) Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

(2) Non-GAAP results were reached by excluding revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income or expense items, restructuring expenses, other income related to litigation settlements and their related tax-effects.
     Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the
     Company's on-going operating performance after exclusion of these items.

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MICREL ANNOUNCES FOURTH QUARTER AND FISCAL 2007 RESULTS
January 31, 2008
Page 8

                             MICREL, INCORPORATED
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)
                                (Unaudited)

                                                    December 31,     December 31,
                                                       2007             2006
                                                   -------------    -------------
ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, restricted cash
   and short-term investments                       $   107,679      $   109,938
  Accounts receivable, net                               29,614           31,092
  Inventories                                            35,660           37,183
  Income taxes receivable                                 3,426              801
  Deferred income taxes                                  19,387           23,096
  Other current assets                                    3,604            2,283
                                                    -----------      -----------
    Total current assets                                199,370          204,393

PROPERTY, PLANT AND EQUIPMENT, NET                       82,585           78,665
INTANGIBLE ASSETS, NET                                    3,026            4,714
DEFERRED INCOME TAXES(1)                                  9,286           11,158
OTHER ASSETS                                                478            1,343
                                                    -----------      -----------
TOTAL                                               $   294,745      $   300,273
                                                    ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                  $    18,010      $    17,429
  Deferred income on shipments to distributors           20,238           21,705
  Other current liabilities                              14,097           22,564
  Current portion of long-term debt                          -                80
                                                    -----------      -----------
    Total current liabilities                            52,345           61,778

LONG-TERM TAXES PAYABLE(1)                                2,814               -
OTHER LONG-TERM OBLIGATIONS                                 335              453

SHAREHOLDERS' EQUITY:
  Common stock                                               -            15,585
  Accumulated other comprehensive loss                      (32)             (35)
  Retained earnings                                     239,283          222,492
                                                    -----------      -----------
TOTAL SHAREHOLDERS' EQUITY                              239,251          238,042
                                                    -----------      -----------
TOTAL                                               $   294,745      $   300,273
                                                    ===========      ===========

(1)  On January 1, 2007, Micrel adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income
  Taxes ("FIN 48"). Implementation of FIN 48 resulted in a $2.1 million reclassification from current taxes payable to long-term taxes payable and an additional $2.5 million was reclassified from current taxes payable to reduce long term deferred tax assets.